-9-
                           PURCHASE AND SALE AGREEMENT


        THIS AGREEMENT is made as of the 4th day of April, 1998, between SILVERLAKE DEVELOPMENT CO., LTD., a Kentucky limited partnership ("Seller"), and RRC ACQUISITIONS TWO, INC., a Florida corporation, its designees, successors and assigns ("Buyer").

                                   Background

        Buyer wishes to purchase a shopping center in the City of Erlanger, County of Kenton, Commonwealth of Kentucky, owned by Seller, known as Silverlake Shopping Center (the "Shopping Center");

        Seller wishes to sell the Shopping Center to Buyer;

        In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Property (as hereinafter defined) on the following terms and conditions:

                                 1. DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

1.1 Agreement means this instrument as it may be amended from time to time.

1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

1.3 Audit Representation Letter means the form of Audit Representation Letter attached hereto as Exhibit J.

1.4 Buyer means the party identified as Buyer on the initial page hereof.

1.5 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by Seller to Buyer.

1.6     Closing Date means the date on which the Closing occurs.

1.7 Contracts means all service contracts, agreements or other instruments to be assigned by Seller to Buyer at Closing.

1.8     Day means a calendar day, whether or not the term is capitalized.

1.9 Earnest Money Deposit means the deposit delivered by Buyer to Escrow Agent prior to the Closing under Sections 2.2 and 3.1 of this Agreement, together with the earnings thereon, if any.

1.10 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of a governmental authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

1.11 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC ss.9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC ss.6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC ss.1251 et seq., Clean Air Act of 1966, as amended, 42 USC ss.7401 et seq., Toxic Substances Control Act of 1976, 15 USC ss.2601 et seq., Hazardous Materials Transportation Act, 49 USC App. ss.1801, Occupational Safety and Health Act of 1970, as amended, 29 USC ss.651 et seq., Oil Pollution Act of 1990, 33 USC ss.2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. ss.11001 et seq., National Environmental Policy Act of 1969, 42 USC ss.4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC ss.300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

1.12 Escrow Agent means Rogers, Towers, Bailey, Jones & Gay, Attorneys, whose address is 1301 Riverplace Blvd., Suite 1500, Jacksonville, Florida 32207 (Fax 904/396-0663), or any successor Escrow Agent.

1.13 Governmental Approval means any permit, license, variance, certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

1.14 Hazardous Material means any asbestos, petroleum, petroleum product, drycleaning solvent or chemical, biological or medical waste, "sharps" or any other hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

1.15 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material.

1.16 Improvements means all buildings, structures or other improvements situated on the Real Property.

1.17 Inspection Period means the period of time which expires at midnight on the thirtieth (30th) day after the date on which Seller delivers to Buyer an original of this Agreement executed by Seller. If such expiration date is a weekend day or national holiday, the Inspection Period shall expire at midnight on the next immediately succeeding business day.

1.18 Leases means all existing leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property, but excluding any subleases or occupancy agreements to which Seller is not a party. 1.19 Master Lease means the agreement executed by and between Cincinnati Southern Railway, as owner, and the Cincinnati, New Orleans and Texas Pacific Railway Company, an Ohio corporation, as lessee, dated as of January 1, 1987. 1.20 Materials means certain information regarding the Property, including those items listed on Exhibit B, attached hereto and incorporated by reference herein, together with any additional information that may be provided or made available to Buyer, including all plans, drawings, specifications, soil test reports, environmental reports, surveys, and similar documentation, if any, in the possession of Seller with respect to the Property, Improvements and any proposed improvements to the Property, which Seller may lawfully transfer to Buyer. Materials shall exclude appraisals, market studies, loan documents, financial statements, tax returns, documents which are subject to the attorney-client privilege, documents which relate to former tenants of the Property, documents which relate to the cost of development of the Property and Seller's organizational documents.

1.21 Permitted Exceptions means only the following interests, liens and encumbrances:

(a)   Liens for taxes and assessments, if any, not payable on or before Closing;

(b)     Rights of tenants under Leases;

(c) Easements, agreements, restrictions, covenants and legal highways of record and all other matters set forth in the Title Insurance Commitment excluding only those Title Objections" (hereinafter defined), if any (i) which are set forth in a "Title Objection Notice" (hereinafter defined) timely delivered to Seller pursuant to Section 7.1(a) hereof and (ii) which Buyer has not waived pursuant to clause (i) of Section 7.1(a) hereof.

(d)     Matters which would be disclosed by an accurate survey of the Property;

(e)  Zoning,   building  code,   subdivision  and  other   governmental   rules,
regulations, requirements and laws; and

(f) Liens, encumbrances and other interests created by, suffered by or arising out of the acts of, Buyer or any person or entity claiming by or through Buyer.

1.22 Personal Property means all of Seller's right, title and interest in and to
(a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, partitions, fire prevention and extinguishing systems located in or on the Improvements, and (b) all Materials, provided the same are now owned or are acquired by Seller prior to the Closing. Personal Property does not include any property owned by tenants or subtenants.

1.23 Property means collectively the Real Property, the Improvements and the Personal Property.

1.24 Prorated means the allocation of items of expense or income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

1.25 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section 2.1 (subject to adjustments as provided herein).

1.26 Railroad Lease means the lease executed by and between the Cincinnati, New Orleans and Texas Pacific Railway Company, an Ohio corporation, as lessor, and Seller, as lessee, dated as of May 20, 1988 and recorded at lease Book 17, Page 412 of the Kenton County Clerk's records at Covington, Kentucky.

1.27 Real Property means (a) fee simple title to that portion of the Real Property identified on Exhibit A as Parcel 1 and all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of said Parcel 1, (b) a leasehold estate to that portion of the Real Property identified on Exhibit A as Parcel 4, and (c) easement interests in that portion of the Real Property identified on Exhibit A as Parcels 2, 3A and 3B.

1.28 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date.

1.29 Rent Roll means the list of Leases, together with certain information related thereto, attached hereto as Exhibit C.

1.30 Seller means the party identified as Seller on the initial page hereof.

1.31 Seller Financial Statements means the unaudited operating statements of the Property prepared by Seller for the two (2) calendar years next preceding the date of this Agreement and all monthly operating statements of the Property prepared by Seller for calendar year 1998 through the date hereof.

1.32 Shopping Center means the Shopping Center identified on the initial page hereof.

1.33 Survey means a map of a stake survey of the Real Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items l, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than thirty (30) days prior to the Closing, and which is certified to Buyer, Seller, the Title Insurance company providing Title Insurance to Buyer, and Buyer's lender, and dated as of the date the Survey was made.

1.34 Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant's Lease, in substantially the same form as attached hereto as Exhibit D, or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant provided the information disclosed is acceptable to Buyer.

1.35 Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

1.36 Title Insurance Policy means an ALTA Form B Owners Policy of Title Insurance for the full Purchase Price insuring marketable title in Buyer in fee simple, subject only to the Permitted Exceptions, issued by Chicago Title Insurance Company or another title insurer acceptable to Buyer.

1.37 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance Policy to Buyer.

1.38 Transaction Documents means this Agreement, the deed conveying the Property, the assignment and assumption of Leases and Contracts, the bill of sale conveying the Personal Property, an assignment and assumption of the Railroad Lease and all other documents required or appropriate in connection with the transaction contemplated hereby.

                          2. PURCHASE PRICE AND PAYMENT

        2.1    Purchase Price; Payment.

               (a) Purchase Price and Terms. The total Purchase Price for the Property (subject to adjustment as provided herein) shall be $9,238,000.00. The Purchase Price shall be payable by wire transfer of immediately available funds at Closing.

               (b) Adjustments to the Purchase Price. The Purchase Price shall be adjusted as of the Closing Date by:

       (1)    prorating   the  Closing   year's  real  and  tangible   personal
property taxes and assessments, if any, as of the Allocation Date (if the amount of the current year's property taxes are not available, such taxes will be prorated based upon the immediately preceding year's assessment). Notwithstanding the foregoing, the portion of the real estate taxes and assessments with respect to the Shopping Center which is payable by The Kroger Co., which is 59.7014% of the total real estate taxes, shall not be prorated, and there shall be no offset against the Purchase Price on account thereof;

                      (2) prorating as of the Allocation Date cash receipts and expenditures for the Shopping Center, the annual rent payable under the Railroad Lease, and other items customarily prorated in transactions of this sort; and

                      (3) subtracting the amount of security deposits held by Seller and not applied to tenant obligations under the Leases, and, prepaid rents from tenants under the Leases and credit balances, if any, of any tenants (but only to the extent not prorated pursuant to clause (2) above). Any rents, percentage rents or tenant reimbursements payable by tenants after the Allocation Date but applicable to periods on or prior to the Allocation Date shall be remitted to Seller by Buyer within thirty (30) days after receipt, less any expenses of the Property incurred on or prior to the Allocation Date which (a) are discovered by the Buyer after Closing, (b) are paid for by the Buyer and (c) were not accounted for in previous prorations or adjustments. Buyer shall use reasonable efforts to collect delinquencies, but shall not be required to institute legal proceedings on account thereof. Should Buyer collect any delinquent rents or other sums which cover periods prior to the Allocation Date and for which Seller has not received proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt, less any direct, reasonable, out-of-pocket costs of collection paid to unrelated third parties. Buyer will not interfere in Seller's efforts to collect sums due it for periods prior to the Closing and Seller shall have the continuing right after Closing to pursue delinquent rents from tenants. Seller will remit to Buyer promptly after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring after the Allocation Date. Undesignated funds received after Closing by either Buyer or Seller from tenants in the Shopping Center shall be applied first to current rents and reimbursements attributable to post-Allocation Date periods, and then to delinquent rents and reimbursements for such tenant(s) attributable to pre-Allocation Date periods.

        2.2 Earnest Money Deposit. An Earnest Money Deposit in the amount of $25,000.00 shall be delivered to Escrow Agent within three (3) days after the date on which Seller delivers to Buyer an original of this Agreement executed by Seller. This Agreement may be terminated by Seller if the Seller does not receive, within said three (3) day period, written confirmation from Escrow Agent that the Earnest Money Deposit has been received by Escrow Agent by such deadline. The Earnest Money Deposit paid by Buyer shall be deposited by Escrow Agent in an interest bearing account at First Union National Bank, and shall be held and disbursed by Escrow Agent as specifically provided in this Agreement. The Earnest Money Deposit shall be applied to the Purchase Price at the Closing.

        2.3    Closing Costs.

               (a)    Seller shall pay:

        (1) Documentary stamp and other transfer taxes imposed upon the transfer of the Property to Buyer;

                      (2) Cost of satisfying any liens on the Property existing as of the
Allocation Date which are not Permitted Exceptions;

                      (3) Cost of the Title Insurance Policy and the costs, if any, of curing any Title Defects which Seller elects, in its discretion, to cure, and recording any curative title documents;

                      (4) All broker's commissions, finders' fees and similar expenses incurred by Seller in connection with the sale of the Property, including the amount due to Power Realty Advisors, subject however to Buyer's indemnity given in Section 5.3 of this Agreement; and

                      (5) Seller's attorneys' fees relating to the sale of the Property.

               (b) Buyer shall pay:

                      (1)    Cost of Buyer's due diligence inspection;

                      (2) Costs of the Phase 1 environmental site assessment to be obtained by Buyer;

                      (3)    Costs of the Survey;

                      (4)    Cost of recording the deed;

                      (5) All broker's commissions, finder's fees and similar expenses incurred by Buyer in connection with the purchase of the Property, excluding those payable to Power Realty Advisors, and subject, however, to Seller's indemnity given in Section 4.1(c) of this Agreement; and

                      (6) Buyer's attorneys' fees.

                        3. INSPECTION PERIOD AND CLOSING

        3.1    Inspection Period.

               (a) Buyer agrees that it will have the Inspection Period to physically inspect the Property, underwrite the tenants and review their Leases, and to otherwise conduct its due diligence review of the Property, and the Materials. Buyer shall indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors. Buyer's obligation to indemnify shall expressly survive the Closing or the termination of this Agreement and shall not be limited to the Earnest Money Deposit. Prior to any entry on the Property by Buyer or any of its agents, employees, consultants or contractors, Buyer shall provide to Seller evidence of liability insurance, naming Seller as an additional insured, in form and substance reasonably satisfactory to Seller. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to Closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer elects to go forward, the Earnest Money Deposit shall be increased by an additional deposit of $100,000.00 (to be deposited with Escrow Agent no later than the first day after the end of the Inspection Period), and shall not be refundable except upon the terms otherwise set forth herein.

               (b) Seller will promptly furnish or make available to Buyer the documents enumerated on Exhibit B attached hereto to the extent that they are in Seller's possession. Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property, Leases and Seller Financial Statements, at reasonable times during the Inspection Period for the purpose of inspecting the Property, conducting Hazardous Materials inspections and otherwise conducting its due diligence review of the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews provided that such cooperation shall be at no cost to Seller. Buyer shall not interfere with the business of Seller or with any tenants, and Buyer shall restore the Property to the same condition as it existed immediately prior to the conducting of any such inspection, study or investigation immediately upon completion of each such inspection, study or investigation. Buyer shall not conduct any boring, drilling, cutting or other intrusive tests without the prior written consent of Seller, which consent Seller shall have no obligation to give. Buyer shall not permit any liens or encumbrances to arise or exist against the Property in connection with or as a result of its inspections, studies or investigations. A copy of any inspection, study or investigation reports or test results shall be furnished by Buyer to Seller promptly upon their completion. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants prior to Closing. Buyer shall have the right, with reasonable prior written notice to Seller, to have due diligence interviews with tenants; provided, however, that Seller shall have the opportunity to be present at all such interviews. At Seller's option, a representative of Seller may accompany Buyer, its agents, employees and/or representatives during any time at which any of them are on the Property. Except as provided in this Agreement, Buyer shall not visit the Property nor make contact with the tenants, contractors or consultants of the Property, except that Buyer may make follow-up telephone calls to clarify issues raised during site visits. The obligations of Buyer under this Section 3.1(b) shall survive termination of this Agreement.

               (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential materials) with reasonable prior written notice to Seller, for the purpose of reviewing and copying the same at its expense.

               (d) Seller has or will make the Materials available to Buyer. By providing, and/or making available the Materials to Buyer, Seller, and its partners, agents, attorneys, representatives, principals and affiliates are not making, nor shall be deemed to have made, any representations or warranties, implied or otherwise, as to the accuracy or completeness of the Materials and/or any information or conclusions contained therein. Further, Seller, and its partners, agents, attorneys, representatives, principals and affiliates are not making, nor shall any of them be deemed to have made, any representations or warranties as to the skill and care taken in the preparation of the Materials. Seller, and its partners, agents, attorneys, representatives, principals and affiliates are not responsible for conditions or consequences arising from relevant facts that were concealed, withheld, or not disclosed by any third party (including any consultant or any regulatory or governmental agency), or any persons interviewed as part of the preparation of the Materials. Buyer also acknowledges that the information referenced in the Materials may change over time and that Buyer must satisfy itself as to whether or not the Materials are accurate.

        3.2 Hazardous Material. Prior to the end of the Inspection Period Buyer may order a phase 1 environmental assessment of the Property. A copy of any assessment report, if made, shall be furnished by Buyer to Seller promptly upon its completion.

        3.3 Time and Place of Closing. Unless otherwise agreed in writing by the parties, the Closing shall take place at the offices of Seller's attorneys at 10:00 A.M. on the date which is the tenth (10th) day following the expiration of the Inspection Period, provided that Buyer may designate an earlier date for Closing if mutually agreeable to Seller.

                    4. WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

        4.1 Warranties, Representations and Covenants. Seller warrants and represents as follows as of the date of this Agreement and, unless Seller notifies Buyer otherwise on or prior to Closing, as of the Closing and where indicated covenants and agrees as follows:

               (a) Organization; Authority. Seller is duly organized and validly existing under the laws of the state of its organization and the state in which the Shopping Center is located, and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents have been duly authorized to do so on behalf of Seller. Seller is not a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code.

               (b) Authorization; Validity. The execution and delivery of this Agreement by Seller and Seller's consummation of the transaction contemplated by this Agreement have been duly and validly authorized. Assuming the valid execution and delivery of this Agreement by Buyer, this Agreement constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms, subject to the following qualifications: (1) the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally; and (2) the effect of the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

               (c) Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller, Buyer or the Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except for Power Realty Advisors ("Broker") and Seller agrees to indemnify Buyer from any such claim arising by, through or under Seller.

               (d) Sale Agreements. The Property is not subject to any outstanding agreement(s) of sale, option(s) to purchase, or other right(s) of third parties to acquire any ownership interest therein, except for Permitted Exceptions and this Agreement.


               (e) Litigation. There are no actions, suits or proceedings pending against Seller with respect to which Seller has been served notice, or to the best of Seller's knowledge, otherwise pending or threatened against Seller which, if determined adversely to Seller, would (1) adversely affect its ability to perform its obligations hereunder or (2) materially and adversely affect the Property.

               (f) Leases. To the best of Seller's knowledge, (1) Seller has delivered or made available to Purchaser complete copies of all Leases and other occupancy agreements affecting the Property to which Seller is a party, and (2) the Rent Roll is true and complete in all material respects. Except as disclosed in the Rent Roll: (a) Seller has received no written notice from any tenant claiming that Seller is currently in default in its material obligations as landlord under any Lease; (b) to the best of Seller's knowledge, no tenant is in default in any material obligation under its Lease; and (c) no rent has been paid by any tenant more than one month in advance. Notwithstanding the foregoing, Seller does not represent or warrant that any particular Lease will be in effect or free from default as of the Closing.

               (g) Financial Statements. To the best of Seller's knowledge, each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for periods beginning after December 31, 1997. Buyer and its independent certified accountants shall be given access to Seller's books and records at any time prior to and for one (1) month following Closing upon reasonable advance written notice in order that they may verify the Seller Financial Statements for the period of January 1, 1997 through the date of Closing. Seller agrees to execute and deliver to Buyer or its accountants the Audit Representation Letter should Buyer's accountants audit such records of the Shopping Center. Buyer and Seller agree that Seller is permitting such an audit solely as an accommodation to Buyer in connection with Buyer' compliance with regulations promulgated by the U.S. Security and Exchange Commission. Buyer agrees that Buyer will not assert any claim against Seller as a result of any such audit and/or Audit Representation Letter. Without limiting the generality of the foregoing, Buyer shall not assert that Seller has breached any of its representations or warranties under this Agreement as a result of such audit or any information which is disclosed in connection with such audit.

               (h) Contracts. Except for Leases, Contracts and Permitted Exceptions, to the best of Seller's knowledge, there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, which extend beyond the Closing Date and which would bind Buyer or encumber the Seller's interest in the Property for more than thirty (30) days after Closing. To the best of Seller's knowledge, (1) all Contracts are in full force and effect in accordance with their respective terms, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; (2) no party to any Contract has asserted any claim of default or offset against Seller with respect thereto; and (3) the copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof. Between the date hereof and the Closing, Seller covenants to fulfill all of its material obligations under all Contracts, and covenants not to terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer (not to be unreasonably withheld) except such obligations as are freely terminable without penalty by Seller upon not more than thirty (30) days' written notice.

               (i) Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller covenants (1) to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated; (2) not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent (not to be unreasonably withheld); (3) not to remove from the Improvements or the Real Property any article included in the Personal Property outside the ordinary course of business; and (4) to maintain such casualty and liability insurance on the Property as it is presently being maintained.

               (j) Permits and Zoning. To the best knowledge of Seller, there are no material permits and licenses (collectively referred to as "Permits") required to be issued to Seller by any governmental body, agency or department having jurisdiction over the Property which materially affect the ownership or the use thereof which have not been issued.

               (k) Rent Roll; Tenant Estoppel Letters. To the best of Seller's knowledge, the Rent Roll is true and correct in all material respects. Seller agrees to use its best reasonable efforts (provided that Seller shall have no obligation to incur any costs or expenses) to obtain current Tenant Estoppel Letters during the Inspection Period acceptable to Buyer from all Tenants under Leases, which Tenant Estoppel Letters shall confirm the matters reflected by the Rent Roll as to the particular tenant.

               (l) Condemnation. To the best of Seller's knowledge, neither the whole nor any portion of the Property, including access thereto or any easement benefiting the Property, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no written notice nor has any actual knowledge that any such proceeding is contemplated.

               (m) Governmental Matters. Seller has received no written notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property. Seller shall be responsible for the remittance of all sales tax for periods occurring prior to the Allocation Date directly to the appropriate state department of revenue.

               (n) Repairs. Seller has received no written notice of any requirements of any lender, insurance companies, or governmental body or agencies requiring any repairs or work to be done on the Property which have not already been completed.

               (o) Consents and Approvals; No Violation. To the best of Seller's knowledge, (1) neither the execution, delivery or performance of this Agreement nor compliance herewith (A) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the partnership documents of Seller, (ii) any law or any order, writ, injunction or decree of any court or governmental authority, or (iii) any agreement or instrument to which Seller is a party or by which it is bound or (B) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument; and (2) no authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.

               (p) Environmental Matters. Except as set forth in the Materials and any environmental reports delivered to Buyer, (I) Seller has not released any Hazardous Materials onto or from the Property in violation of applicable Environmental Laws and (2) to the best of Seller's knowledge, there has not been any Release of Hazardous Materials onto or from the Property in violation of applicable Environmental Laws.

               (q) SELLER'S KNOWLEDGE AND EXPERIENCE. SELLER REPRESENTS AND WARRANTS TO BUYER THAT SELLER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE SELLER TO FULLY EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. FURTHER SELLER ACKNOWLEDGES THAT IT IS NOT IN A DISPARATE BARGAINING POSITION RELATIVE TO BUYER WITH RESPECT TO THIS AGREEMENT.

        4.2 Limitations. Notwithstanding anything to the contrary herein: (a) whenever a representation or warranty contained in this Agreement or any of the Transaction Documents is qualified by the phrase "to the best of Seller's knowledge," or by words of similar import, the accuracy of such representation shall be based solely on the actual (as opposed to constructive or imputed) knowledge of the general partners of Seller without independent investigation or inquiry and any liability resulting hereunder based upon such representations or warranties shall be solely that of Seller and not, in any event, of such general partners of Seller personally and (b) if, prior to the Closing, Buyer obtains actual knowledge that any representation or warranty of Seller is inaccurate and Buyer nonetheless proceeds with the Closing, Seller shall have no liability for any such matter regarding which Buyer had actual knowledge prior to Closing. Except as set forth in the next sentence, the representations and warranties of Seller set forth in this Agreement shall survive the Closing for a period of six
(6) months, and no action or proceeding thereon shall be valid or enforceable, at law or in equity, if a legal proceeding with respect to a particular breach is not commenced within that time. The representations, warranties and covenants set forth in the first two sentences of Section 4.1(g) shall not survive the Closing.

        4.3 "AS IS" SALE. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER IS NOT MAKING, AND HAS NOT AT ANY TIME MADE, DIRECTLY OR INDIRECTLY, ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS, THE ACCURACY OR COMPLETENESS OF THE MATERIALS, DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN. UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS." BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY MADE BY OR ON BEHALF OF SELLER, BROKER OR ANY REPRESENTATIVE OF SELLER WITH RESPECT TO THE PROPERTY, SAVE AND EXCEPT THOSE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER WILL CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND WILL RELY SOLELY UPON SAME AND, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER WILL NOT RELY UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, BROKER OR ANY REPRESENTATIVE OF SELLER. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS. BUYER, UPON CLOSING, HEREBY WAIVES, RELINQUISHES AND RELEASES SELLER, ITS PARTNERS, BROKER AND THEIR RESPECTIVE DIRECT AND INDIRECT OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, REPRESENTATIVES AND AFFILIATES (COLLECTIVELY, "SELLER PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN
TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER PARTIES (OR ANY OF
THEM) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL OR ENVIRONMENTAL CONDITIONS, THE VIOLATION OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER MATTERS REGARDING THE PROPERTY, EXCEPT THOSE MATTERS AS TO WHICH SELLER HAS MADE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT. THE TERMS, CONDITIONS AND OBLIGATIONS OF THIS SECTION 4.3 SHALL EXPRESSLY SURVIVE THE CLOSING AND NOT MERGE THEREIN.

                    5. WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

        Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

        5.1 Organization: Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power, authority and financial ability to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so.

        5.2 Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

        5.3 Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except Power Realty Advisors, whose commission shall be paid by Seller; and Buyer agrees to indemnify Seller from any other such claim arising by, through or under Buyer.

        5.4 BUYER'S KNOWLEDGE AND EXPERIENCE. BUYER REPRESENTS AND WARRANTS TO SELLER THAT BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BUYER TO FULLY EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. FURTHER, BUYER ACKNOWLEDGES THAT IT IS NOT IN A DISPARATE BARGAINING POSITION RELATIVE TO SELLER WITH RESPECT TO THIS AGREEMENT.


                           6. POSSESSION; RISK OF LOSS

        6.1 Possession. Possession of the Property will be transferred to Buyer at the conclusion of the Closing subject to Permitted Exceptions.

        6.2 Risk of Loss. As used in this Section 6.2, "Material Damage" shall mean damage which would require in excess of $100,000, as reasonably and in good faith estimated by Seller, to repair to substantially its condition as of the date hereof; and "Material Portion" shall mean a portion of the Property valued in excess of $100,000, as reasonably estimated by Seller. All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before the possession of the Property has been transferred to Buyer, any Material Damage to the Property has occurred by fire or other casualty and will not be restored by the Closing Date or if any Material Portion of the Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, Seller shall, within ten
(10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

               (a) terminate this Agreement upon notice to Seller given within ten (10) days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit (provided that Buyer is not in default hereunder); or

               (b) proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards (except for amounts which are (i) reimbursements to Seller for costs incurred by Seller to preserve, protect or repair the Property or (ii) attributable to rent loss for any period prior to Closing). In such event, the Purchase Price shall be reduced by the amount of any insurance deductible to the extent it reduced the insurance proceeds payable.

                                7. TITLE MATTERS

        7.1 Title.

               (a) Title Insurance and Survey. Not later than three (3) days after Buyer receives an original of this Agreement executed by Seller, Seller shall order the Title Insurance Commitment and Buyer's counsel shall order the Survey. In the event that the Title Insurance Commitment or Survey discloses and/or reflects the existence of one or more matters which, in the reasonable determination of Purchaser, has/have a material adverse impact on the current use and/or value of the Property (each, a "Title Objection"), then the Purchaser may, by notice received by Seller prior to the end of the Inspection Period specifically describing each Title Objection (the "Title Objection Notice"), notify Seller of such Title Objection(s). The Title Objection Notice shall be accompanied by a copy of the Title Insurance Commitment or Survey clearly depicting each Title Objection. Purchaser shall be deemed to have accepted all matters shown on the Title Insurance Commitment and/or Survey except for matters which are included in the Title Objections. Seller shall have five (5) business days following receipt of the Title Objection Notice to cure or agree in writing to cure such Title Objections, but Seller shall have no obligation whatsoever to cure such Title Objections or to incur any cost or expense in connection therewith. In the event that Seller agrees in writing to cure any of the Title Objections, Seller shall cure such Title Objections on or prior to the Closing Date. In the event that Seller has not cured or agreed in writing to cure all of the Title Objections within the five (5) business day period specified above, Purchaser shall either: (1) waive the uncured Title Objections by written notice to Seller and Escrow Agent and accept the Property and title thereto subject to the uncured Title Objections without any adjustment of the Purchase Price, or
(2) terminate this Agreement. If Purchaser's waiver notice is not received by Seller within ten (10) business days after Seller's receipt of the Title Objection Notice, then it will conclusively be presumed that Purchaser elected to terminate this Agreement.

               (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the title insurance agent at Closing such documentation, if any, as the title insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized and that there are no mechanics' liens on the Seller's interest in the Property (excluding liens arising due to the acts of Buyer or any person or entity claiming by or through Buyer) or, to the best of Seller's knowledge, parties in possession of the Property other than tenants under Leases, subtenants and others claiming by or through tenants under Leases and Seller.

                             8. CONDITIONS PRECEDENT

        8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

               (a) Seller's warranties and representations under this Agreement shall be true and correct as of the Closing Date in all material respects, and Seller shall not be in material default hereunder.

               (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects and Seller shall not be in material default under any covenant, restriction, right-of-way or easement affecting the Property.

               (c) There shall have been no material adverse change in the financial condition of The Kroger Co.

               (d) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued and "marked down" through Closing, subject only to Permitted Exceptions.

               (e) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear and loss due to casualty or eminent domain excepted.

               (f) Buyer's receipt of Tenant Estoppel Letters from The Kroger Co., Blockbuster, Paul Harris, Radio Shack and eighty percent (80%) of the other tenants who have existing leases for any portion of the Property, without material exceptions or changes to the forms approved by Buyer, the substance of which Tenant Estoppel Certificates must be reasonably acceptable to Buyer in all respects (Buyer acknowledges that Seller is not obligated to obtain the Tenant Estoppel Certificates and shall have no liability or obligations in the event that this condition (f) is not satisfied).

               (g) Buyer's receipt of estoppel certificates with respect to the Railroad Lease, and the Master Lease, substantially in the form attached hereto as Exhibit E without material exceptions or changes, the substance of which must be reasonably acceptable to Buyer in all respects (Buyer acknowledges that Seller is not obligated to obtain such estoppel certificate and shall have no liability or obligation in the event that this condition (g) is not satisfied).

               (h) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

        (1) A limited warranty deed in proper form for recording, duly executed and acknowledged by Seller in the form attached hereto as Exhibit F;

                      (2) Originals, if available, or if not, true copies of the Leases and of the contracts, agreements, permits and licenses, and such Materials as may be in the possession or control of Seller, including without limitation all tenant files and correspondence related to existing tenants;

                      (3) An Assignment of Leases and Tenancies and in the form attached hereto as Exhibit G duly executed by Seller;

                      (4) An Assignment and Assumption of Lease in the form attached hereto as Exhibit H duly executed by Seller;

                      (5) A bill of sale with respect to the Personal Property and
Materials in the form attached hereto as Exhibit I duly executed by Seller;

                      (6)    A current rent roll;

                      (7) An owner's affidavit, non-foreign affidavits, non-tax withholding certificates and such other documents in form and substance satisfactory to Seller and the title insurance company, as may reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transaction contemplated herein, provided that such delivery shall impose no additional cost or liability on Seller;

                      (8) Resolutions of Seller authorizing the transactions described herein;

                      (9) All keys and other means of access to the Improvements in the possession of Seller or its agents;

                      (10)   Materials; and

                      (11) Such other documents in form and substance satisfactory to
Seller as Buyer may reasonably request to effect the transaction contemplated by this Agreement, provided that such delivery shall impose no additional cost or liability on Seller.

        In the event that all of the foregoing provisions of this Section 8.1 are not satisfied and Buyer elects in writing to terminate this Agreement, then, provided Buyer is not in default under this Agreement, the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article 3.

        8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

               (a) Buyer's warranties and representations under this Agreement shall be true and correct as of the Closing Date, and Buyer shall not be in default hereunder.

               (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

               (c) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

       (1) Delivery and/or payment of the balance of the Purchase Price in accordance with Section 2.1 at Closing;

                      (2) An Assignment of Leases and Tenancies in the form attached hereto as Exhibit G duly executed by Buyer;

                      (3) An Assignment and Assumption of Lease in the form attached hereto as Exhibit H duly executed by Buyer; and

                      (4) Such other documents as Seller may reasonably request to effect the transaction contemplated by this Agreement.

        In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this Section
8.2 have not, and Seller elects in writing to terminate this Agreement, then, provided Buyer is not in default under this Agreement, the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article 3.

        8.3 Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transaction contemplated by this Agreement.

                         9. PRE-CLOSING BREACH: REMEDIES

        9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and failure by Seller to cure such breach within the time provided for Closing, Buyer may, at Buyer's election (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach, without any reduction in the Purchase Price.

        9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy for such breach (except as otherwise provided in this Agreement) shall be to terminate this Agreement and retain
Buyer's Earnest Money Deposit and all interest thereon as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts for such breach (except as otherwise provided in this Agreement), the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination). Seller and Buyer agree that Seller's damages resulting form Buyer's default are difficult if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. In addition to retaining the Earnest Money Deposit, Seller may recover from Buyer all amounts due from Buyer pursuant to Sections 3.1 and 10.7 hereof.

        9.3. Additional Remedies Available to Seller. Notwithstanding anything in this Agreement to the contrary, in the event of Buyer's default or a termination of this Agreement and in the event Buyer or any party related to or affiliated with Buyer is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property, Seller shall have all remedies available at law or in equity.

                                10. MISCELLANEOUS

        10.1 Disclosure. Prior to Closing, neither party shall disclose the transaction contemplated by this Agreement without the prior approval of the other, except to its attorneys, accountants and other consultants, their lenders and prospective lenders, or where disclosure is required by law.

        10.2 Radon Gas. Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in the state in which the Property is located. Additional information regarding radon and radon testing may be obtained from the county public health unit.

        10.3 Entire Agreement. This Agreement, together with the exhibits attached hereto, and the confidentiality agreement executed by the parties hereto, dated as of ______________, 1998, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

        10.4 Notices. Any notice, communication, request, reply or advice (collectively "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified, and addressed to the party to be notified, with return receipt requested, (ii) by delivering the same to such party, or an agent of such party, in person or by commercial courier, (iii) by facsimile provided that a hard copy is delivered for receipt on the following business day, or (iv) by depositing the same into custody of a nationally recognized overnight delivery service such as Federal Express, Airborne Express, UPS, Emery or Purolator. Notice deposited in the mail in the manner described in (i) above shall be effective on the third business day after such deposit. Notice delivered in the manner described in (ii) above is effective upon receipt; Notice delivered in the manner described in (iii) above is effective when sent via facsimile, provided that a hard coy thereof is delivered for receipt on the next following business day. Notice delivered in the manner described in (iv) above is effective the day of expected delivery. All Notices shall be served at the addresses set forth below:

                        As to Seller:       Silverlake Development Co., Ltd.
                                            Attention: William S. Ackerman
                                            2690 Madison Road
                                            Cincinnati, Ohio 45208
                                            Facsimile:  (513) 631-8498

                        With copy to        Vorys, Sater, Seymour and Pease LLP
                                            Suite 2100, Atrium Two
                                            221 E. Fourth Street
                                   PO Box 0236
                           Cincinnati, Ohio 45201-0236
                        Attn.: Charles C. Bissinger, Jr.
                            Facsimile: (513) 723-4046

                        As to Buyer:RRC Acquisitions Two, Inc.
                                            Attention:  Robert L. Miller
                                            Suite 200,121 W. Forsyth St.
                                            Jacksonville, Florida 32202
                                            Facsimile:  (904) 354-1832

                        With a copy to:     Rogers, Towers, Bailey, Jones & Gay
                                            Attention:  William E. Scheu, Esq.
                                            1301 Riverplace Blvd., Suite 1500
                                            Jacksonville, Florida 32207
                                            Facsimile:  (904) 396-0663

Any notice or demand so served shall constitute proper notice hereunder. A party may change its notice address by notice given in the aforesaid manner.

        10.5 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

        10.6 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        10.7 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.

        10.8 Time of Essence. Time is of the essence of this Agreement.

        10.9 Governing Law. This Agreement shall be governed by the laws of the state in which the Property is located, and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in the county in which the Property is located. Each party waives its right to jurisdiction or venue in any other location.

        10.10 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof. Neither party shall assign this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign this Agreement to Regency Centers, L.P. provided that: (a) Seller is notified of such assignment not less than ten (10) days prior to Closing, (b) such assignment shall not release RRC Acquisitions Two, Inc. from any of its obligations or liabilities under this Agreement and
(c) Regency Centers, L.P. assumes in writing all of the obligations and liabilities of Buyer under this Agreement in a written instrument acceptable to Seller.

        10.11 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

        10.12 Gender: Plural; Singular: Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

        10.13 Further Instruments, Etc. This Agreement may be executed in counterparts and when so executed shall be deemed executed as one agreement. Seller and Buyer shall execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

        10.14  Limitations on Liability.

               (a) In no event shall Seller, its direct or indirect general or limited partners, owners or affiliates, any officer, director, general or limited partner, employee or agent of any of the foregoing, or any affiliate, controlling person or owner thereof have any liability, beyond its interest in the Property, for any claim, cause of action or other liability arising out of or relating to this Agreement or the Property, whether based on contract, common law, statute, equity or otherwise.

               (b) Except as provided in Section 10.10 regarding assignment of this Agreement, in no event shall any officer, director, shareholder, employee, agent, partner, owner or affiliate of Seller or any controlling person thereof have any liability, beyond its interest in the Property, for any claim, cause of action or other liability arising out of or related to this Agreement or the Property, whether based on contract, common law, statute, equity or otherwise.

        10.15 Like-Kind Exchange. Buyer acknowledges that Seller may, at its option, seek to structure the sale of the Property as a like-kind exchange of property within the meaning of Section 1031 of the Internal Revenue Code of 1986 (a "Like-Kind Exchange"). Buyer agrees to cooperate with Seller in effecting a qualifying Like-Kind Exchange through a trust or other means as determined by Seller, including the means set forth in this Section; and Buyer consents and agrees to the following if requested by Seller and provided the same is in furtherance of a Like-Kind Exchange: (i) Seller has the right to assign its rights under this Agreement to a qualified intermediary without Buyer's consent, and in such event, such qualified intermediary shall have the right to execute and deliver the Closing Statement (which shall also be consented to by Seller) and receive the Purchase Price from Buyer; (ii) any transactional matters and accommodations in connection with a Like-Kind Exchange which are, in the opinion of Seller's counsel, necessary and/or desirable to qualify the sale and purchase transaction contemplated by this Agreement as a Like-Kind Exchange, provided, however, that Buyer shall in no event be required to take title to any real property (other than the Property) and Buyer and Buyer's counsel shall have determined that such transactional matters and accommodations are without material expense or obligation to Buyer and do not increase Buyer's liabilities under this Agreement; and (iii) Seller shall still convey the Property to Buyer (or a permitted assignee).

        10.16 Survival. Except only those obligations which expressly survive Closing, the rights and duties of the parties under this Agreement shall be merged into the deed and shall not survive Closing.

        10.17 No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            RRC ACQUISITIONS TWO, INC.,
                                            a Florida corporation


                                       By:
                                      Name:
                                     Title:

                                            Date:                       , 1998

                                            Tax Identification No: 59-3478325

                                                   "BUYER"

                                            SILVERLAKE DEVELOPMENT CO., LTD.,
                                            a Kentucky limited partnership

                                       By:
                                            Name:  William S. Ackerman
                                            Title:  general partner

                                            Date:                       , 1998

                                            Tax Identification No:

                                                   "SELLER"
04/16/98 - 0197196.01

                             JOINDER OF ESCROW AGENT


       1. Duties. Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and the foregoing Agreement. The Earnest Money Deposit shall be invested by Escrow Agent in an interest bearing account at First Union National Bank.

       2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the negligence or willful misconduct of Escrow Agent or the failure of Escrow Agent to comply with applicable terms of the Agreement and this joinder. If the escrow is involved in any controversy or litigation, Buyer shall indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct or the failure of Escrow Agent to comply with applicable terms of the Agreement and this joinder.

       3. Conflicting Demands. If conflicting demands are made upon Escrow Agent or Escrow Agent is uncertain with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by mutual agreement between Buyer and Seller or by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader in Kenton County, Kentucky and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit in Kenton County, Kentucky and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within five (5) business days after a written request for approval is received by the party whose approval is being requested and its counsel. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Sections ___ and __ of the foregoing Agreement, or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Seller and neither Buyer nor Seller shall have delivered any written objection to the disbursement within five (5) business days after receipt of Escrow Agent's notice by such party and its counsel. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

       4. Continuing Counsel. Seller acknowledges that Escrow Agent is counsel to Buyer herein and Seller agrees that in the event of a dispute hereunder or otherwise between Seller and Buyer, Escrow Agent may continue to represent Buyer notwithstanding that it is acting and will continue to act as Escrow Agent hereunder, it being acknowledged by all parties that Escrow Agent's duties hereunder are ministerial in nature.

       5.      Tax   Identification.   Seller  and  Buyer  shall   provide  to
Escrow   Agent appropriate Federal tax identification numbers.

                                            ROGERS, TOWERS BAILEY, JONES & GAY


                                       By:
                                            Its Authorized Agent

                                            Date:                       , 1998

                                                   "ESCROW AGENT"

                                LIST OF EXHIBITS

Exhibit A             Legal Description
Exhibit B             List of Materials
Exhibit C             Rent Roll
Exhibit D             Form of Tenant Estoppel Letter
Exhibit E             Form of Ground Lessor's Estoppel Letter
Exhibit F             Form of Limited Warranty Deed
Exhibit G             Form of Assignment of Leases and Tenancies
Exhibit H             Form of Assignment and Assumption of Lease
Exhibit I             Form of Bill of Sale
Exbibit J             Audit Representation Letter

                                    EXHIBIT A

                       Legal Description of Real Property

                                    EXHIBIT B

                                List of Materials

Items Required from the Seller:
        1)     As Built Plans & Specs (arch. and engineering)
        2)     Site Plan (including suite numbers)
        3)     Legal Description
        4)     Copy of All Leases (and amendments)
        5)     Certificates of Occupancy - All current tenants
        6)     Schedule of Security Deposits
        7)     Most recent Rent Roll
        8)     Sales Reports (most recent 3 Years) for tenants reporting
        9)     Current Rent Billings (by category, base, CAM, etc.)
        10) Current  Delinquency Report (with explanations for balances > 1,000)
        11) Tenant Activity Register for all Current Tenants (billings & payments) 12) Tenant Estoppels 13) Property Operating Results - Most recent 2 Years 14) Property Capital Expenditures - Most recent 2 Years
        15) Real Estate and other tax bills - 2 Years 16) Year to Date Financials 17) Existing Service Agreements and Warranties 18) Three years loss history - reported claims 19) Most Recent Year Expense Recovery Reconciliation 20) Breakdown of CAM Pools 21) Seller's Budget for up-coming/current year 22) Utility Bills for last 12 months/deposits
        23) Personal Property Inventory 24) Existing Title Insurance Policy 25) Summary of Tenant Contacts (with address and telephone numbers)
               With local (incl store#) & national addresses
        26)    Survey

                                    EXHIBIT C

                                    Rent Roll

                                    EXHIBIT D

                         Form of Tenant Estoppel Letter

                                     _____________, 1998

RRC Acquisitions Two, Inc.
Regency Centers, L.P.
121 W. Forsyth St., Suite 200
Jacksonville, Florida 32202

Silverlake Development Co., Ltd.
2690 Madison Road
Cincinnati, OH  45208

        Re:    Silverlake Shopping Center, Erlanger Kentucky

Ladies and Gentlemen:

     The undersigned ("Tenant") has been advised that RRC Acquisitions Two, Inc. ("RRC") or Regency Centers, L.P. ("Regency") may purchase the above Shopping Center, and we hereby confirm to you that:

     1. The undersigned is the Tenant of Silverlake Development Co., Ltd. ("Landlord") in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. ________________ [or Address:
_______________________________________________],  and containing  approximately
______________   square   feet,   under   the   terms   of   the   lease   dated
_________________________,  which has (not)  been  amended  by  amendment  dated
__________________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

        2. The term of the Lease commenced on ______________________, expiring on ____________________, with options to extend of _________________ (___) years each.

        3.     As of __________, monthly minimum rental is $_________ per month.

        4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $_____________ per month for common area maintenance, property insurance and real estate taxes.

        5.     Tenant   has   given   [no   security   deposit]   [a   security
               deposit   of  $---------------].

        6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

        7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

     8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows: _____________
-----------------------------------------------------------.

        9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. To the best of Tenant's knowledge, Tenant has no rights to off-set or defense against Landlord as of the date hereof.

        10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease
               or       the       Premises        except       as       follows:
               ____________________________________.

     11.  Tenant has not  generated,  used,  stored,  spilled,  disposed  of, or released any Hazardous Substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

        The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase and sale of the above described Premises. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to RRC or to Regency or to any agent acting on its behalf.

Very truly yours,

(Tenant)

                                    EXHIBIT E

                     Form of Ground Lessor's Estoppel Letter

                                        _________, 1998



Regency Centers, L.P., and
Regency Realty Corporation, and
RRC Acquisitions Two, Inc.
Suite 200, 121 W. Forsyth St.
Jacksonville, Florida  32202

        RE:    Silverlake Shopping Center

Ladies and Gentlemen:

        The undersigned is the Lessor under a Lease executed by and among the Cincinnati, New Orleans and Texas Pacific Railway Company, and Ohio corporation ("Lessor"), and Silverlake Development Co. Ltd., a Kentucky limited partnership, ("Lessee"), dated as of May 20, 1988, and recorded at Lease Book 17, Page 412, of the Kenton County Clerk's records at Covington, Kentucky, as supplemented by that certain agreement dated May 20, 1988 (the "Three Party Agreement"), between Lessor, Lessee, and the Trustees for the Cincinnati Southern Railway (the "Lease"). Lessor has been advised that in connection with the acquisition by RRC Acquisitions Two, Inc., a Florida corporation, and/or Regency Centers, L.P., a Delaware limited partnership ("Transferee") of Silverlake Shopping Center, of which the leased premises is a part, that Transferee requests certain certifications from Lessor concerning various matters under the Lease. Lessor has been further advised that Regency Realty Corporation, a Florida corporation ("Regency"), is the sole general partner of Regency Centers, L.P.

        The undersigned hereby certifies to Transferee and Regency as follows:

     1. The Lease has not been supplemented or amended. According to Lessor's records, the current lessee under the Lease is Silverlake Development Co. Ltd.

        2. The Lease is in good standing and in full force and effect. There is no default existing thereunder to the knowledge of Lessor.

        3. All rents and other sums payable under the Lease to Lessor through the date hereof have been paid. The current annual rental under the Lease is $__________, and such rate continues through _______________.

        4. There exists no offset, counterclaim or defense under the Lease in favor of Lessor.

        5. To the knowledge of Lessor, no default exists under the "Master Lease" identified in the third recital paragraph of the Three Party Agreement, and the Master Lease is in good standing and in full force and effect.

        6. Lessor hereby consents to the assignment of the Lease to Transferee or to any affiliate of Transferee. Upon notification from Lessee and Transferee of the closing of Transferee's acquisition of the Shopping Center, Lessor will recognize Transferee as the lessee under the Lease, and Transferee shall be entitled to all rights and privileges as lessee thereunder.

        7. In the event that Lessor assigns the Lease to Transferee, and Transferee accepts all rights and liabilities under the Lease, Lessor hereby releases Silverlake Development Co. Ltd. from all further liability under the Lease as of the effective date of such assignment.

                                           Very truly yours,

                            The  Cincinnati,  New  Orleans  and  Texas  Pacific
                                        Railway Company, an Ohio corporation


                                       By:
                                      Its:

                                    EXHIBIT F

                              Limited Warranty Deed


               Silverlake Development Co., Ltd., a Kentucky limited partnership ("Grantor), for Nine Million Two Hundred Thirty-Eight Thousand and No/100 Dollars ($9,238,000.00) and other good and valuable consideration paid, receipt of which is hereby acknowledged, grants, with limited warranty covenants, Regency Centers, L.P., a Delaware limited partnership ("Grantee"), the following real property:

        Situated in the City of Erlanger, Kenton County, Kentucky, and being more particularly described in Exhibit A which is attached hereto and incorporated herein by reference (the "Property").

        Subject to those matters set forth in Exhibit B which is attached hereto and incorporated herein by reference.

     Prior Instrument Reference: Book 948, Page 266, Kenton County, Kentucky Records.

     IN WITNESS WHEREOF, Silverlake Development Co., Ltd. has caused this deed to be executed as of the ___ day of _________________, 1998.

Signed and acknowledged                        SILVERLAKE DEVELOPMENT CO., LTD.,
in the presence of:                            a Kentucky limited partnership


_______________________________          By:___________________________________
Print Name:______________________        _____________________, General Partner


-------------------------------
Print Name:______________________


STATE OF OHIO
COUNTY OF HAMILTON, SS:

               The foregoing instrument was acknowledged before me this ______ day of _________________, 1998, by ____________________, authorized general partner as his free act and deed and the free act and deed of Silverlake Development Co., Ltd., a Kentucky limited partnership.


                                             -----------------------------------
                                                   Notary Public

                            CONSIDERATION CERTIFICATE

               Being  first  duly  sworn,   the   undersigned   state  that  the
consideration set forth in the foregoing Deed is true and correct and is the full consideration paid for the above described property.

STATE OF OHIO
COUNTY OF HAMILTON, SS:

               The foregoing instrument was acknowledged before me this ______ day of _________________, 1998, by ____________________, authorized general partner as his free act and deed and the free act and deed of Silverlake Development Co., Ltd., a Kentucky limited partnership.


                                             -----------------------------------
                                                   Notary Public

STATE OF ________________
COUNTY OF ______________, SS:

               The foregoing instrument was acknowledged before me this ______ day of _________________, 1998, by ____________________, authorized general partner as his free act and deed and the free act and deed of Regency Centers, L.P., a Delaware limited partnership.


                                             -----------------------------------
                                                   Notary Public

This instrument prepared by:

--------------------------
Charles C. Bissinger, Jr., Esq.
Vorys, Sater, Seymour and Pease LLP
Suite 2100
221 East Fourth Street
Box 0236
Cincinnati, Ohio 45201-0236

                                    EXHIBIT B

     (i) Liens for taxes and assessments, if any, not payable on or before the date hereof;

(ii) Rights of tenants under existing leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property, but excluding any subleases or occupancy agreements to which Grantor is not a party.;

(iii) Easements, agreements, covenants, conditions, restrictions, and legal highways of record.

(iv)    Matters which would be disclosed by an accurate survey of the Property;

(v) Zoning, building code, subdivision and other governmental rules, regulations, requirements and laws; and

(vi) Liens, encumbrances and other interests created by, suffered by or arising out of the acts of, Grantee or any person or entity claiming by or through Grantee.

                                    EXHIBIT G

                       ASSIGNMENT OF LEASES AND TENANCIES

        THIS ASSIGNMENT is made this _______ day of ___________, 1998, by and between SILVERLAKE DEVELOPMENT CO., LTD. a Kentucky limited partnership whose address is 2690 Madison Road, Cincinnati, Ohio 45208 ("Assignor"), and REGENCY CENTERS, L.P., a Delaware limited partnership, whose address is Suite 200, 121
W. Forsyth Street, Jacksonville, Florida 32202 ("Assignee").

        In consideration of Ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby transfers and assigns to Assignee all of the Assignor's right title and interest in and to the leases and tenancies set forth in Schedule 1 attached hereto (the "Leases"), including without limitation the right to receive rentals accruing thereunder after ____________, 1998 (the "Allocation Date"), together with all security deposits, advance rentals and all other deposits, and any interest, if any, which has accrued thereon for the benefit of any tenant thereof (collectively "Deposits"), relating to the following described land, lying and being in the County of Kenton, Commonwealth of Kentucky, to wit:

                       See Exhibit "A" attached hereto (the "Property")

        Except as expressly set forth herein or in the Purchase and Sale Agreement with respect to the Property between Assignor and Assignee, dated as of __________, 1998 (the "Purchase Agreement"), this Assignment is made by Assignor without any representations or warranties of any kind. Without limiting the generality of the immediately preceding sentence, this Assignment shall be subject to the provisions of Section 4.3 and 10.14 of the Purchase Agreement, which are incorporated herein by reference.

        Assignee agrees to indemnify and hold Assignor harmless from any claim or demand first arising under the Leases (or any of them), and accruing after the Allocation Date. Assignor agrees to indemnify and hold Assignee harmless from any claim or demand made against the Landlord under the Leases (or any of them) first arising and accruing on or prior to the Allocation Date.

        This Assignment shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set out above.

Witnesses:                                     SILVERLAKE DEVELOPMENT CO., LTD.,
                                               a Kentucky limited partnership


                                       By:
As to Assignor                                 Name:
                                                              general partner

                                                              "ASSIGNOR"
As to Assignor

                                               REGENCY CENTERS, L.P.,
                                               a Delaware limited partnership

                                               By:  REGENCY CENTERS, INC., a
                                              Florida corporation, its General
Partner


                                       By:
As to Assignee                                 Name:
                                      Its:

                                               Date:                    , 1998
As to Assignee
                                               Tax Identification No.

                                                              "ASSIGNEE"

STATE OF OHIO
COUNTY OF HAMILTON

      The foregoing instrument was acknowledged before me this _______ day of _______________, 1998, by _____________________________, the general partner of
SILVERLAKE DEVELOPMENT CO., LTD., a Kentucky limited partnership, who is personally known to me or who has produced __________________________ as identification.



                                      Name:
                                            Notary Public, State of
                                            My Commission Expires:
                                            My Commission Number is:

STATE OF FLORIDA
COUNTY OF DUVAL

      The foregoing instrument was acknowledged before me this _______ day of ________________, 1998, by ____________________________, as ________________ of
REGENCY REALTY CORPORATION, a Florida corporation, the general partner of REGENCY CENTERS, L.P., a Delaware limited partnership, on behalf of said limited partnership, who is personally known to me or who has produced ______________________ as identification.



                                      Name:
                                            Notary Public, State of
                                            My Commission Expires:
                                            My Commission Number is:

                                   SCHEDULE 1

                                    Rent Roll

                                   EXHIBIT "A"

                                Legal Description

                                    EXHIBIT H

                       ASSIGNMENT AND ASSUMPTION OF LEASE

        THIS AGREEMENT is made this _______ day of ___________, 1998, by and between SILVERLAKE DEVELOPMENT CO., LTD., a Kentucky limited partnership, whose address is 2690 Madison Road, Cincinnati, Ohio 45208 ("Assignor"), and REGENCY CENTERS, L.P., a Delaware limited partnership, whose address is Suite 200, 121
W. Forsyth Street, Jacksonville, Florida 32202 ("Assignee").

        In consideration of Ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby transfers and assigns to Assignee all of the Assignor's right title and interest in and to a Lease executed by and among the Cincinnati, New
Orleans and Texas Pacific Railway Company, an Ohio corporation ("Lessor"), and Silverlake Development Co., Ltd., a Kentucky limited partnership, ("Lessee"), dated as of May 20, 1988, and recorded at Lease Book 17, Page 412, of the Kenton County Clerk's records at Covington, Kentucky, as supplemented by that certain agreement dated May 20, 1988 (the "Three Party Agreement"), between Lessor, Lessee, and the Trustees for the Cincinnati Southern Railway (the "Lease"), TOGETHER WITH the estates and interests created by the Lease in and to the following described lands, lying and being in the County of Kenton, Commonwealth of Kentucky, to wit:

                        (See Exhibit "A" attached hereto)

        Assignee hereby assumes the obligations of the lessee under the Lease from and after _____________, 1998 (the "Allocation Date"), and Assignee agrees to indemnify and hold Assignor harmless from any claim or demand first arising under the Lease and accruing after the Allocation Date. Assignor agrees to indemnify and hold Assignee harmless from any claim or demand made against the Landlord under the Lease first arising and accruing on or prior to the Allocation Date.

        This Assignment shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set out above.

Witnesses:                                     SILVERLAKE DEVELOPMENT CO., LTD.,
                                               a Kentucky limited partnership


                                       By:
As to Assignor                                 Name:
                                                                general partner

                                                              "ASSIGNOR"
As to Assignor

                                               REGENCY CENTERS, L.P.,
                                               a Delaware limited partnership

                                               By:  REGENCY CENTERS, INC., a
                                               Florida corporation, its General
Partner


                                       By:
As to Assignee                                 Name:
                                      Its:

                                               Date:                    , 1998
As to Assignee
                                               Tax Identification No.

                                                              "ASSIGNEE"

STATE OF OHIO
COUNTY OF HAMILTON

      The foregoing instrument was acknowledged before me this _____ day of ___________, 1998, by _________________________, the general partner of
SILVERLAKE DEVELOPMENT CO., LTD., a Kentucky limited partnership, who is personally known to me or who has produced __________________________ as identification.



                                      Name:
                                            Notary Public, State of
                                            My Commission Expires:



STATE OF FLORIDA
COUNTY OF DUVAL

      The foregoing instrument was acknowledged before me this ___ day of _______, 1998, by _____________________________, as _______________________ of
REGENCY REALTY CORPORATION, a Florida corporation, the general partner of REGENCY CENTERS, L.P., a Delaware limited partnership, on behalf of said limited partnership, who is personally known to me or who has produced ______________________ as identification.



                                      Name:
                                            Notary Public, State of
                                            My Commission Expires:
                                            My Commission Number is:

This instrument prepared by:

-----------------------
Charles C. Bissinger, Jr.
Vorys, Sater, Seymour & Pease LLP
Atrium Two, Suite 2100
221 East Fourth Street
Cincinnati, Ohio  45202

                                   EXHIBIT "A"

                                Legal Description

                                    EXHIBIT I

                                  BILL OF SALE


        FOR VALUE RECEIVED, this ______ day of ___________, 1998, the undersigned, SILVERLAKE DEVELOPMENT CO., LTD., a Kentucky limited partnership, whose address is 2690 Madison Road, Cincinnati, Ohio 45208 ("Grantor"), does hereby sell, transfer, and assign unto REGENCY CENTERS, L.P., a Delaware limited partnership, whose address is Suite 200, 121 W. Forsyth Street, Jacksonville Florida, 32202 ("Grantee"), all "Personal Property" and "Materials" (as defined in the Purchase and Sale Agreement dated April ___, 1998, as amended, between Grantor and Grantee, (the "Purchase Agreement")), as amended, of Grantor, located on the lands described in Exhibit "A" attached hereto.

        Except as expressly set forth herein or in the Purchase Agreement, this Assignment is made by Grantor without any representations or warranties of any kind. Without limiting the generality of the immediately preceding sentence, this Assignment shall be subject to the provisions of Sections 4.3 and 10.14 of the Purchase Agreement, which are incorporated herein by reference.

        Grantor warrants that the Personal Property and Materials are free of all encumbrances created by it and that Grantor will defend the title to such Personal Property and Materials against the claims of all persons claiming by, through or under Grantor, but not otherwise.

        IN WITNESS WHEREOF, Grantor has executed these presents as of the day and year first above written.

Witnesses:                                     SILVERLAKE DEVELOPMENT CO., LTD.,
                                               a Kentucky limited partnership


                                       By:
                                      Name:
                                                                 general partner



Name:

                                   EXHIBIT "A"

Lands Upon Which Personal Property or Materials, if Any, Are Located

                                    EXHIBIT J

                           Audit Representation Letter


                                  -------------------------
                          (Acquisition Completion Date)



KPMG Peat Marwick LLP
Suite 2700
One Independent Drive
Jacksonville, Florida 32202

Dear Sirs:

       We are providing this letter in connection with your audit of the Statement of Revenues and Certain Expenses for the twelve months ended _________________, for the purpose of expressing an opinion as to whether the financial statement presents fairly, in all material respects, the results of its operations of _____________________ in conformity with generally accepted accounting principles.

       Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

       We confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

       1.      We have made available to you:

               a. All financial records and related data relating to the subject twelve months, which you have requested.

               b. All agreements or amendments to agreements which would have a material impact on the Statement of Revenues and Certain Expenses.

       2.      There have been no:

               a. Known instances of fraud involving management or employees who have significant roles in internal control.

               b. Known instances of fraud involving others that could have a material effect on the Statement of Revenue and Certain Expenses.

               c. Known violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Statement of Revenue and Certain Expenses or as a basis for recording a loss contingency.

       3.      There are no:

               a. Unasserted claims or assessments that our lawyers have advised us are probable of assertion and would be required to be disclosed in accordance with Statement of Financial Accounting Standards No. 5 Accounting for Contingencies (SFAS No. 5).

               b. Material gain or loss contingencies (including oral and written guarantees) that would be required to be accrued or disclosed by SFAS No. 5.

               c. Material transactions that have not been properly recorded in the accounting records underlying the Statement of Revenues and Certain Expenses.

               d. Events that have occurred subsequent to _______________ and through the date of this letter that would require adjustment to or disclosure in the Statement of Revenues and Certain Expenses, except the proposed sale of the subject property.

       4. The Company has complied with all aspects of contractual agreements that would have a material effect on the Statement of Revenues and Certain Expenses in the event of noncompliance.

       5. All related party transactions have been properly recorded or disclosed in the Statement of Revenues and Certain Expenses.

                                                   Very truly yours,

                                                   "Seller/Manager"


                                                   Name
                                                   Title
04/16/98 - 0197196.01